Exhibit 10.57
September 17, 2015

Ralph Macchio
24 Cherokee Court
Sparta, NJ 07871
Dear Ralph:
This letter (the “Amendment”) amends the agreement dated July 21, 2014, as amended by letter dated January 21, 2015, (the “Agreement”) between you and Coty Inc. (the “Company” and, collectively with its affiliates, “Coty”). The parties agree as follows:

1.	Effective Date. This Amendment will be effective beginning on the date you have executed the Amendment and delivered it to the Company and it has become irrevocable pursuant to paragraph 10.

2.	Scheduled Separation Date. Paragraph 2 of the Agreement is amended by replacing December 31, 2015 with December 31, 2016.

3.	FY15 APP Bonus. Paragraph 5(b) of the Agreement is replaced in its entirety by the following:

(b)
FY 15 APP Bonus. You will be eligible to earn for each of the fiscal year ending June 30, 2015 (“FY15”) a bonus (“FY15 Bonus”) under the Coty Inc. Annual Performance Plan (“APP Plan”) based on the Company’s financial performance and your personal performance objectives for FY15, as previously set by the Company. The evaluation of your personal performance objectives is at the sole discretion of the Company, in accordance with prior evaluation criteria. The FY15 Bonus will be paid at the same time and be subject to the same plan guidelines as for active employees.

4.	Retirement Treatment. Paragraph 6(a) of the Agreement is amended by substituting “December 31, 2016” for “December 31, 2015”.

5.	FY 16 Bonus. Paragraph 6(e) of the Agreement is replaced in its entirety by the following:

(e)
FY16 Bonus. Provided you remain employed through June 30, 2016, you will be eligible to earn for the fiscal year ending June 30, 2016 (“FY16”) a bonus under the APP Plan (“FY16 Bonus”). If your employment terminates on or after December 31, 2015 but prior to June 30, 2016, you will eligible to earn a prorated FY16 Bonus for the time you were employed. The FY16 Bonus will be calculated in the same manner as the FY15 APP Bonus.

6.	FY 17 Bonus. The following new paragraph 6(f) is added to the Agreement:

(f)
FY17 Bonus. Provided you remain reemployed through December 31, 2016, you will be eligible to earn for the fiscal year ending June 30, 2017 (“FY17”) a bonus under the APP Plan (“FY17 Bonus”). The FY17 Bonus shall be prorated to December 31, 2016 and will be calculated at a factor of one (1). The FY17 Bonus will be paid no later than December 31, 2016.

7.
No Reliance. You acknowledge that the Company has made no promises, commitments or representations to you other than those contained in this Amendment and that you have not relied upon any statement or representation made by the Company with respect to the basis or effect of this Amendment.

8.	Consultation with Counsel. You are hereby advised to consult and have had the opportunity to consult with an attorney before signing this Amendment.

9.
Opportunity to Consider. You acknowledge that you were given 21 days in which to review and consider this Amendment, and that if you executed it before the end of the 21-day period such early execution was completely voluntary.

10.
Opportunity to Revoke. You acknowledge that for a period of seven days after you sign this Amendment you have the right to revoke it by providing notice in writing to the Company’s General Counsel, by hand delivery, certified mail or overnight courier. This Amendment will not become effective and enforceable until after the expiration of the seven-day revocation period.

11.
Confirmation of Agreement. Except as expressly modified by this Amendment, the Agreement is confirmed and shall continue to be and remain in full force and effect in accordance with its terms. Any existing or future reference to the Agreement and any document or instrument delivered in connection with the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment. To the extent that anything in this Amendment is inconsistent with anything in the Agreement, this Amendment shall control.

12.	Counterparts. This Amendment may be executed in counterparts, each of which will be an original, and all of which will constitute one and the same instrument.

13.	Governing Law. This Amendment is governed by the laws of the State of New York, without regard to its conflict of law provisions.

If this Amendment is acceptable to you, please indicate your agreement by signing and dating below.
Sincerely,
COTY INC.

/s/Jules Kaufman
By:	Jules Kaufman
Senior Vice President and General Counsel
I acknowledge that I have read this Amendment, and that I understand and voluntarily accept its terms.
THIS IS A LEGALLY ENFORCEABLE DOCUMENT.

/s/Ralph Macchio	10/1/2015
Ralph Macchio	Date